UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009 (January 21, 2009)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1500, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

On January 21, 2009, the Company completed the issuance and sale of $254,894,500 of the Company’s Floating Rate Senior Notes Due June 21, 2012 (the “Notes”), in a transaction that was exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended.  The Notes bear interest at a rate equal to three-month LIBOR, reset quarterly, plus 37 basis points.  The Notes are guaranteed by the Federal Deposit Insurance Corporation under the Temporary Liquidity Guarantee Program (the “TLGP”) and are backed by the full faith and credit of the United States.  The Notes were issued in the full amount of the Company’s current authorization under the TLGP.  The Notes are a direct, unsecured and general obligation of the Company and rank equally with all other senior unsecured indebtedness of the Company.

In connection with the TLGP, on December 2, 2008, the Company entered into a Master Agreement (“Master Agreement”) with the FDIC.  The Master Agreement contains certain terms and conditions that must be included in the governing documents for any senior debt securities issued by the Company that are guaranteed pursuant to the TLGP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Dated: January 22, 2009	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: General Counsel and Executive Vice President